Exhibit 99.1

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
John Clancy, john.clancy@autodesk.com, 415-507-6373

Press:	Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498

AUTODESK’S AUDIT COMMITTEE COMPLETES VOLUNTARY REVIEW OF OPTION

GRANT PRACTICES

Announces $38 to $45 Million Restatement of Financial Statements

SAN RAFAEL, Calif., February 27, 2007 — Autodesk, Inc. (NASDAQ: ADSK) today announced that the Audit Committee of Autodesk’s Board of Directors has completed its voluntary review of the Company’s stock option grant practices and related accounting issues. As previously announced, the Audit Committee of Autodesk’s Board of Directors began a voluntary review of the Company’s stock option grant practices in August 2006. The review covered the period from January 1988 through August 2006 and included an examination of approximately 230 separate grant approvals. The Audit Committee was assisted in conducting this review by independent outside legal counsel, Hogan & Hartson LLP, and forensic accountants from PricewaterhouseCoopers. The Audit Committee and the Company’s management have discussed the matters disclosed in this press release with Ernst & Young LLP, the Company’s independent registered public accounting firm. During the course of the review, the Audit Committee and its advisors examined more than 700,000 documents and conducted interviews with 40 current and former employees, directors and advisors.

The following is a summary of the key findings of the Audit Committee:

•	Throughout the review period, numerous administrative errors were made in the processing of option grants resulting in options being accounted for incorrectly;

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Between August 2000 and February 2005, the Company made monthly broad-based employee grants under an administrative process where the grant dates were typically chosen after the fact to coincide with low trading prices during the month of the applicable grant;

•	During the calendar year 1992:

o	a broad-based employee grant that included a grant to the Company’s then-CFO and then-General Counsel had an incorrect measurement date; and

o	the new hire grant to the then-incoming CEO had an incorrect measurement date.

•	There was no evidence that any officer or director backdated any stock option granted to himself or herself;

•

Based on the evidence developed during the review, the Audit Committee concluded that it was unlikely that those involved in the decisions and actions that resulted in incorrect measurement dates understood the accounting impact of their actions or that they intended to misstate our financial statements;

•	There was no evidence of any measurement date error involving any stock option grant made to a person serving as a director; and

•	The Company substantially and voluntarily improved its grant process prior to 2006, before the intense regulatory and media focus on stock option grant practices began.

As a result of the findings of the voluntary review, the Board of Directors has concluded, upon the recommendation of management and the Audit Committee, that the consolidated balance sheets as of January 31, 2002, 2003, 2004, 2005 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the fiscal years ended January 31, 2003, 2004, 2005 and 2006 should no longer be relied upon. As a result, the Company expects to restate its previously-issued financial statements for fiscal years 2003 through 2006, to correct errors related to accounting for total stock-based compensation expense. The adjustment to the first quarter of fiscal 2007 will be recorded in the second quarter of fiscal 2007 due to its insignificance.

The Company currently estimates that the pre-tax, non-cash charges to be restated are in the range of $38 million to $45 million for stock-based compensation expense over the 18 year period of the review. Approximately $23 million to $26 million of the restated amounts will apply to the income statements for fiscal years 2003 through 2006, and the remainder, which is applicable to prior fiscal years, will be recorded as a charge to retained earnings as of January 31, 2002. Such charges would have the effect of decreasing net income and decreasing retained earnings as reported in the Company’s historical financial statements.

As a result of its findings, the Audit Committee has made a number of recommendations regarding remedial action, which are currently being reviewed by the Board of Directors.

Ernst & Young LLP has not yet completed its procedures with regard to the Company’s restated financial statements. In addition, the Company is planning to seek the advice of the Office of Chief Accountant at the Securities and Exchange Commission before filing the Company’s restated financial statements.

Autodesk intends to file its restated financial statements, as well as its delinquent quarterly reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006 and its annual report on Form 10-K for fiscal year ended January 31, 2007, as soon as practicable.

The staff of the SEC is conducting an informal inquiry into the Company’s stock option grant practices. The Company has been cooperating and will continue to cooperate fully with this inquiry.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the description, amount and timing of pre-tax, non-cash stock-based compensation charges; the effects of the restatement of the Company’s past financial statements and the effects of the restatement on past and future results of operations and revenues; and the expected timing of filing of the Company’s required periodic reports. Factors that could cause actual results to differ materially include, but are not limited to: the discovery of additional information relevant to the review, any additional conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to the Company’s stock option grants and the impact of the review on the amount and timing of previously awarded stock-based compensation and other additional expenses to be recorded, the timing of review and conclusions of the Company’s independent registered public accounting firm regarding the Company’s stock option grants and related accounting, accounting adjustments to the Company’s financial statements for certain periods, the application of accounting or tax principles in an unanticipated manner, an unanticipated delay in the preparation and filing of the Company’s required reports with the SEC or an inability to meet the requirements of the NASDAQ Global Select Market for continued listing of its shares. The stock option grant practices under review and related matters have led and could also lead to potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other regulatory agencies, and negative tax or other implications for the Company resulting from any accounting adjustments or other factors.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company’s reports on Form 10-K for the year ended January 31, 2006 and Form 10-Q for the quarter ended April 30, 2006 which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com/.